Main Street Capital Announces Second Quarter 2010 Financial Results

HOUSTON, Aug. 5 /PRNewswire-FirstCall/ -- Main Street Capital Corporation (Nasdaq: MAIN) ("Main Street") announced today its financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Highlights

  Total investment income of $8.7 million, representing a 143% increase from the second quarter of 2009
  Distributable net investment income of $5.0 million (or $0.33 per share), representing a 131% increase from the second quarter of 2009 (1)
  Distributable net realized income of $7.7 million (or $0.51 per share), representing a 195% increase from the second quarter of 2009 (1)
  Net Asset Value of $185.8 million (or $12.21 per share) at June 30, 2010, compared to $180.2 million (or $11.95 per share) at March 31, 2010
  Paid dividends of $0.375 per share, or $0.125 per share for each month of April, May and June 2010
  Closed $41.8 million of new core portfolio investments and $19.4 million of new privately placed portfolio debt investments

Second Quarter 2010 Operating Results

Total investment income increased 143% to $8.7 million in the second quarter of 2010 compared with $3.6 million in the corresponding period of 2009. This comparable period increase was principally attributable to (i) $2.5 million of total investment income from investments acquired on January 7, 2010, in connection with the transactions in which Main Street acquired approximately 88% of the limited partner interests (the "Exchange Offer") in Main Street Capital II, LP ("MSC II"), (ii) a $1.8 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities or idle funds investments, (iii) a $0.6 million increase in non-recurring fee income due to higher levels of transaction activity, and (iv) a $0.3 million increase in dividend income from portfolio equity investments.

The $0.3 million of share-based compensation expense recognized during the second quarter of 2010 related to non-cash amortization expense for restricted share grants. Operating expenses (total expenses excluding share-based compensation expense) increased to $3.7 million from $1.4 million in the corresponding period of 2009.  This comparable period increase in operating expenses was principally attributable to (i) $1.9 million in interest expense and other operating expenses related to MSC II subsequent to the Exchange Offer and (ii) higher personnel costs and other operating expenses compared with the second quarter of 2009.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 131% to $5.0 million, or $0.33 per share, compared with $2.2 million, or $0.23 per share, in the corresponding period of 2009.(1)  The increase in distributable net investment income was primarily due to higher levels of total investment income, partially offset by higher interest and other operating expenses, due to the changes discussed above.  Distributable net investment income on a per share basis for the second quarter of 2010 reflects a greater number of average shares outstanding compared to the corresponding period in 2009 due to the June 2009 and January 2010 follow-on stock offerings, as well as the shares issued to consummate the Exchange Offer.

Distributable net realized income increased $5.1 million, or 195%,  to $7.7 million, or $0.51 per share, in the second quarter of 2010 compared with distributable net realized income of $2.6 million, or $0.27 per share, in the corresponding period of 2009.(1)   The increase was primarily attributable to (i) the higher levels of distributable net investment income discussed above, (ii) $2.3 million of total realized gains on the partial exits of equity investments in Laurus Healthcare, LP and Gulf Manufacturing, LLC and on the full exit of an equity investment in Pulse Systems, LLC and (iii) $0.4 million of net realized gain related to marketable securities and idle funds investments. The $0.4 million net realized gain from investments during the second quarter of 2009 was primarily attributable to marketable securities and idle funds investments.

The net increase in net assets resulting from operations attributable to common stock during the second quarter of 2010 was $8.9 million, or $0.59 per share, compared with a net increase in net assets resulting from operations attributable to common stock of $3.7 million, or $0.39 per share, in the corresponding period of 2009. The $1.8 million net change in unrealized appreciation from investments during the second quarter of 2010 was principally attributable to (i) $3.0 million in accounting reversals of net unrealized appreciation attributable to the net realized gain recognized in the second quarter of 2010 as discussed above, (ii) unrealized appreciation on eleven portfolio investments totaling $6.1 million, offset by unrealized depreciation on nine portfolio investments totaling $2.5 million, and (iii) $1.5 million in unrealized appreciation attributable to our Small Business Investment Company ("SBIC") debentures.  The noncontrolling interest of $0.3 million recognized in the second quarter of 2010 reflects the pro rata portion of MSC II net earnings attributable to the limited partnership interests in MSC II not owned by Main Street.

Liquidity and Capital Resources

As of June 30, 2010, Main Street had approximately $19.6 million in total cash and cash equivalents, marketable securities and idle funds investments.  Main Street also has access to its multi-year, $30 million investment credit facility (the "Investment Facility") that is used to provide additional liquidity in support of future investment and operational activities.  As of June 30, 2010, Main Street had net borrowings of $12.5 million under the Investment Facility.  Based upon the current level of cash and cash equivalents, marketable securities and idle funds investments as well as the additional borrowing capacity through both the SBIC program and the Investment Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities through the remainder of calendar year 2010.  This projection will be impacted by, among other things, the pace of new and follow-on investments, debt repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, proceeds from any future equity offerings, and the level of dividends paid in cash.

As of June 30, 2010, Main Street had $145 million of SBIC debenture leverage outstanding including $80 million at MSC II and $65 million at Main Street Mezzanine Fund, LP ("MSMF"), the wholly owned SBIC subsidiary. The existing SBIC debenture leverage bears a weighted average fixed interest rate of approximately 5.5%, paid semi-annually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage does not occur until 2013, and the weighted average duration for such SBIC leverage is approximately 6.9 years as of June 30, 2010.

MSC II Exchange Offer / SBIC Leverage Capacity

On January 7, 2010, Main Street consummated the Exchange Offer in which it exchanged 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in MSC II (and together with MSMF, being referred to as the "Funds").  Therefore, Main Street's 2010 consolidated financial results include the results attributable to MSC II subsequent to the Exchange Offer and all related transactions.  MSC II commenced operations in January 2006, is an investment fund that operates as an SBIC, and is managed by Main Street's wholly owned investment management subsidiary (Main Street Capital Partners, LLC, or the "Investment Manager"). Main Street continues to project that the Exchange Offer will be accretive to its calendar year 2010 distributable net investment income per share.

Consummation of the Exchange Offer provides Main Street with access to additional long-term, low-cost leverage capacity through the SBIC program. The American Recovery and Reinvestment Act of 2009 (the "Stimulus Bill") increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds from the previous SBIC leverage cap of approximately $137 million. Since the increase of the SBIC leverage cap to $225 million applies to affiliated SBIC funds, Main Street is required to allocate such increased borrowing capacity between MSMF and MSC II.  Main Street currently has access to an incremental $80 million in SBIC leverage capacity, subject to the required capitalization of the Funds, in addition to the existing $145 million of total SBIC leverage at the Funds.

Core Portfolio Statistics (all as of June 30, 2010) (2)

Within its core portfolio, Main Street had debt and equity investments in 41 lower middle market portfolio companies. Approximately 78% of Main Street's core portfolio investments at cost were in the form of secured debt investments, and 86% of these debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on Main Street's core portfolio debt investments held at June 30, 2010 was 14.7%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status.  Approximately 94% of Main Street's core portfolio debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our core portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street's debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.8 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.0 to 1.0. Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 3.6 to 1.0 and 2.5 to 1.0, respectively.

Main Street had equity ownership in 90% of its core portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 35%.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of Main Street's core portfolio statistics as of June 30, 2010 and March 31, 2010.

Privately Placed Portfolio Investments (3)

At June 30, 2010, Main Street had privately placed portfolio investments in 10 companies collectively totaling approximately $52.8 million in fair value with a total cost basis of approximately $52.4 million. The median revenues for the 10 privately placed portfolio company investments was approximately $239 million.  All of Main Street's total privately placed portfolio investments at cost were in the form of secured debt investments and 83% of such debt investments at cost were secured by first priority liens on portfolio company assets.  The weighted average effective yield on Main Street's privately placed portfolio debt investments was approximately 13.5% as of June 30, 2010. (3)

Portfolio Quality

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's total portfolio was 2.4, which was unchanged compared to the weighted average investment rating at March 31, 2010.  As of June 30, 2010, Main Street had three investments on non-accrual status that represented 3.7% of the total portfolio at fair value, or approximately 5.3% of the total portfolio at cost.  Main Street's total portfolio fair value was approximately 107% of the related cost basis as of June 30, 2010.

In July 2010, Main Street exited its debt and equity investment in Advantage Millwork Company, Inc., a portfolio company on non-accrual status as of June 30, 2010, at a price equal to the fair value of such investment at June 30, 2010.  In the third quarter of 2010, Main Street will recognize a realized loss of approximately $1.9 million on the exit of this investment.

Second Quarter 2010 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, August 6, 2010 at 10:00 a.m. Eastern Time to discuss the second quarter 2010 financial results.

You may access the conference call by dialing 480-629-9772 or 877-941-6010 and quote passcode 4331460 at least 10 minutes prior to the start time.  The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, August 13, 2010 and may be accessed by dialing 303-590-3030 and using the passcode 4331460.  An audio archive of the conference call will also be available on the investor relations section of the Main Street web site at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q for the quarterly period ended June 30, 2010 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Second Quarter 2010 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All core portfolio statistics are calculated exclusive of Main Street's privately placed portfolio investments as well as Main Street's investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(3) Privately placed portfolio debt investments include investments made through direct or secondary purchases of interest-bearing securities in companies that are generally larger in size than the lower middle market companies included in Main Street's core portfolio.  Weighted average effective yield on privately placed portfolio investments includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any liquidation fees payable upon repayment.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies.  Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate that the Exchange Offer will be accretive to Main Street's calendar year 2010 distributable net investment income per share; our estimate regarding current liquidity being sufficient to fund investment and operational activities through the remainder of calendar year 2010; and our estimates regarding the incremental amount of SBIC or other leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Special Note Regarding Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Easterly, LLC
Ken Dennard / ksdennard@drg-e.com
Ben Burnham / bburnham@drg-e.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$ 4,532,343	$ 1,831,201	$ 8,127,651	$ 3,833,821
Affiliate investments	1,953,832	1,166,501	3,762,445	2,335,557
Non-Control/Non-Affiliate investments	1,686,032	258,218	2,549,428	396,173
Total interest, fee and dividend income	8,172,207	3,255,920	14,439,524	6,565,551
Interest from marketable securities, idle funds and other	560,012	344,150	1,385,534	626,944
Total investment income	8,732,219	3,600,070	15,825,058	7,192,495
EXPENSES:
Interest	(2,111,868)	(941,577)	(4,105,105)	(1,872,912)
General and administrative	(246,194)	(430,114)	(671,898)	(744,787)
Expenses reimbursed to affiliated Investment Manager	(1,330,611)	(45,513)	(2,482,798)	(79,938)
Share-based compensation	(301,458)	(195,726)	(602,916)	(391,452)
Total expenses	(3,990,131)	(1,612,930)	(7,862,717)	(3,089,089)
NET INVESTMENT INCOME	4,742,088	1,987,140	7,962,341	4,103,406

NET REALIZED GAIN (LOSS) FROM
INVESTMENTS:
Control investments	2,301,745	98,050	(1,719,173)	865,651
Marketable securities and idle funds investments	353,487	328,220	313,948	454,843
Total net realized gain (loss) from investments	2,655,232	426,270	(1,405,225)	1,320,494
NET REALIZED INCOME	7,397,320	2,413,410	6,557,116	5,423,900

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION):
Portfolio investments	957,432	1,951,647	6,072,091	(1,453,901)
Marketable securities and idle funds investments	(484,585)	182,969	(231,281)	(171,091)
SBIC debentures	1,475,861	-	1,757,054	-
Investment in affiliated Investment Manager	(141,117)	(283,277)	(286,196)	55,318
Total net change in unrealized appreciation (depreciation)	1,807,591	1,851,339	7,311,668	(1,569,674)

Income tax provision	(36,686)	(525,612)	(421,260)	(582,887)
Bargain purchase gain	-	-	4,890,582	-

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	9,168,225	3,739,137	18,338,106	3,271,339
Noncontrolling interest	(295,559)	-	(408,895)	-

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ATTRIBUTABLE TO COMMON STOCK	$ 8,872,666	$ 3,739,137	$ 17,929,211	$ 3,271,339

NET INVESTMENT INCOME PER SHARE - BASIC AND DILUTED	$ 0.31	$ 0.21	$ 0.53	$ 0.44

NET REALIZED INCOME PER SHARE -BASIC AND DILUTED	$ 0.49	$ 0.25	$ 0.44	$ 0.58
DIVIDENDS PAID PER SHARE	$ 0.38	$ 0.38	$ 0.75	$ 0.75

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ATTRIBUTABLE TO COMMON STOCK PER SHARE - BASIC AND DILUTED	$ 0.59	$ 0.39	$ 1.22	$ 0.35

WEIGHTED AVERAGE SHARES OUTSTANDING -BASIC AND DILUTED	15,147,091	9,520,314	14,754,121	9,323,968

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

Portfolio investments at fair value:
Control investments (cost: $162,917,430 and $59,544,719 as of
June 30, 2010 and December 31, 2009, respectively)	$ 172,397,494	$ 66,400,667
Affiliate investments (cost: $56,781,172 and $39,252,445 as of
June 30, 2010 and December 31, 2009, respectively)	68,844,498	46,886,202
Non-Control/Non-Affiliate investments (cost: $65,260,055 and
$27,482,826 as of June 30, 2010 and December 31, 2009, respectively)	64,211,930	27,416,287

Investment in affiliated Investment Manager (cost: $4,284,042 and $18,000,000 as of June 30, 2010 and December 31, 2009, respectively)	2,034,684	16,036,838

Total portfolio investments (cost: $289,242,699 and $144,279,990 as of June 30, 2010 and December 31, 2009, respectively)	307,488,606	156,739,994

Marketable securities and idle funds investments (cost: $15,131,509 and $3,252,954 as of June 30, 2010 and December 31, 2009, respectively)	14,900,228	3,252,954

Total investments (cost: $304,374,208 and $147,532,944 as of June 30, 2010 and December 31, 2009, respectively)	322,388,834	159,992,948

Cash and cash equivalents	4,730,165	30,619,998
Deferred tax asset	2,633,758	2,716,400
Interest receivable and other assets	3,311,579	1,509,608
Deferred financing costs (net of accumulated amortization of $1,267,546 and
$1,071,676 as of June 30, 2010 and December 31, 2009, respectively)	1,425,950	1,611,508

Total assets	$ 334,490,286	$ 196,450,462

LIABILITIES

SBIC debentures (par: $145,000,000 and $65,000,000 as of June 30, 2010 and
December 31, 2009, respectively; of which $61,139,538 is recorded
at fair value as of June 30, 2010)	$ 126,139,538	$ 65,000,000
Line of credit	12,500,000	-
Interest payable	2,646,143	1,069,148
Dividend payable	1,901,630	-
Payable to affiliated Investment Manager	601,853	217,422
Accounts payable and other liabilities	1,262,193	503,761

Total liabilities	145,051,357	66,790,331
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized;
15,213,053 and 10,842,447 issued and outstanding
as of June 30, 2010 and December 31, 2009, respectively)	152,130	108,425
Additional paid-in capital	174,375,323	123,534,156
Accumulated net investment income	8,791,262	7,269,866
Accumulated net realized gain (loss) from investments	(18,677,108)	(15,922,020)
Net unrealized appreciation from investments, net of income taxes	21,151,217	14,669,704

Total Net Asset Value	185,792,824	129,660,131

Noncontrolling interest	3,646,105	-

Total net assets including noncontrolling interests	189,438,929	129,660,131

Total liabilities and net assets	$ 334,490,286	$ 196,450,462

NET ASSET VALUE PER SHARE	$ 12.21	$ 11.96

MAIN STREET CAPITAL CORPORATION
Reconciliation of distributable net investment income and distributable net realized income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of distributable net investment income and distributable net realized income:
Net investment income	$ 4,742,088	$ 1,987,140	$ 7,962,341	$ 4,103,406
Share-based compensation expense	301,458	195,726	602,916	391,452
Distributable net investment income	5,043,546	2,182,866	8,565,257	4,494,858
Net realized gain (loss) from investments	2,655,232	426,270	(1,405,225)	1,320,494
Distributable net realized income	$ 7,698,778	$ 2,609,136	$ 7,160,032	$ 5,815,352

Per share amounts:
Distributable net investment income per share -
Basic and diluted	$ 0.33	$ 0.23	$ 0.57	$ 0.48
Distributable net realized income per share -
Basic and diluted	$ 0.51	$ 0.27	$ 0.48	$ 0.62

MAIN STREET CAPITAL CORPORATION
Core Portfolio Statistics (4)
(Unaudited)
	As of	As of
	June 30, 2010	March 31, 2010

Number of core portfolio companies	41	38

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured	78%	80%
debt (at cost)

% of debt portfolio as first lien	86%	87%
debt (at cost)

Weighted average effective yield (1)	14.7%	14.5%

PORTFOLIO COMPANY CREDIT STATISTICS:

Net debt to EBITDA - excluding
debt junior to Main Street (2)(3)	2.8 to 1.0	2.6 to 1.0

EBITDA to interest expense-
excluding debt junior to Main Street (2)(3)	3.0 to 1.0	3.0 to 1.0

Total net debt to EBITDA (2)(3)	3.6 to 1.0	3.5 to 1.0

Total EBITDA to interest expense (2)(3)	2.5 to 1.0	2.5 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	90%	92%

Average equity ownership (fully diluted)	35%	34%

Notes:
(1) Weighted average effective yield is calculated based upon core portfolio debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred debt origination fees and accretion of original issue discount.
(2) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street's debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment.
(3) Portfolio company financial information has not been independently verified by Main Street.
(4) The core portfolio statistics are based upon our "core" portfolio which consists of direct investments in lower middle market companies and excludes "Privately placed portfolio debt investments," the "Investment in affiliated Investment Manager" and "Marketable securities and idle funds investments."

CONTACT:  Todd A. Reppert, President and CFO of Main Street Capital Corporation, +1-713-350-6000, treppert@mainstcapital.com; or Ken Dennard, ksdennard@drg-e.com, or Ben Burnham, bburnham@drg-e.com, both of Dennard Rupp Gray & Easterly, LLC, +1-713-529-6600, for Main Street Capital Corporation